Exhibit 99.1

ZimVie Announces Definitive Agreement to Sell Spine Business to H.I.G. Capital for $375 Million

Proposed Sale Establishes a Pure-Play Dental Company with a Leading Implant Portfolio

Net Proceeds Will be Used to Pay Down Debt and Support Dental Growth Initiatives

WESTMINSTER, Colorado, December 18, 2023 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental and spine markets, today announced it has entered into a definitive agreement to sell its spine business to an affiliate of H.I.G. Capital, a leading global alternative investment firm.

ZimVie intends to utilize the after-tax proceeds to reduce debt, consistent with the company’s stated capital allocation priorities. The deal is expected to be accretive to ZimVie’s revenue growth rate, EBITDA margin, and cash flow conversion rate by allowing the company to streamline operations and sharpen its focus as a well-positioned, pure-play dental company in higher-growth end markets.

“We are pleased to reach an agreement with H.I.G. Capital for the strategic sale of our core spine, motion preservation, and EBI® Bone Healing portfolio and services. Our spine business possesses an innovative portfolio, and is well positioned to continue to improve under this new ownership. Similarly, this transaction provides the capital to fund go-forward growth for dental’s commercial and innovation platforms while reducing ZimVie’s leverage profile,” said Vafa Jamali, President and CEO. “This transaction is intended to create a leaner, more focused ZimVie with a leading position in attractive and growing global dental markets.”

“We would also like to thank all of our employees globally. Our teams have made tremendous contributions to transforming and improving our business profile, and these actions continue today,” Mr. Jamali added.

“The Zimvie spine business has a solid foundation with a market-leading product portfolio, strong surgeon satisfaction and exceptional patient outcomes,” said Mike Gallagher, Managing Director at H.I.G. Capital. “We see a tremendous opportunity to partner with the spine leadership team to support best-in-class innovation and robust commercial execution. The combination of H.I.G.’s expertise in the medical device space and the capabilities of Zimvie spine management will create an innovation engine for distributors, surgeons and patients.”

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Terms of the Agreement

Under the terms of the agreement, upon the closing of the transaction, ZimVie will receive $375 million in total consideration, comprised of $315 million in cash, subject to certain customary adjustments as set forth in the agreement, and $60 million in the form of a promissory note that will accrue interest at a rate of 10% per annum, compounded semi-annually, payable in kind. The transaction has been approved by ZimVie’s Board of Directors, and is expected to close in the first half of 2024, subject to the satisfaction or waiver of certain closing conditions, including receipt of required regulatory approvals.

Centerview Partners is serving as exclusive financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to ZimVie. McDermott Will & Emery LLP is serving as legal advisor to H.I.G. Capital.

About ZimVie

ZimVie is a global life sciences leader in the dental and spine markets that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to treat a wide range of spine pathologies and support dental tooth replacement and restoration procedures. The company was founded in March 2022 as an independent, publicly traded spin-off of the Dental and Spine business units of Zimmer Biomet to breathe new life, dedicated energy, and strategic focus to its portfolio of trusted brands and products. From its headquarters in Westminster, Colorado, and additional facilities around the globe, the company serves customers in over 70 countries worldwide with a robust offering of dental and spine solutions including differentiated product platforms supported by extensive clinical evidence. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

About H.I.G. Capital

H.I.G. is a leading global alternative investment firm with $59 billion of capital under management.* Based in Miami, and with offices in New York, Boston, Chicago, Dallas, Los Angeles, San Francisco, and Atlanta in the U.S., as well as international affiliate offices in London, Hamburg, Madrid, Milan, Paris, Bogotá, Rio de Janeiro and São Paulo, H.I.G. specializes in providing both debt and equity capital to middle market companies, utilizing a flexible and operationally focused/ value-added approach:

•	H.I.G.’s equity funds invest in management buyouts, recapitalizations, and corporate carve-outs of both profitable as well as underperforming manufacturing and service businesses.

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H.I.G.’s debt funds invest in senior, unitranche and junior debt financing to companies across the size spectrum, both on a primary (direct origination) basis, as well as in the secondary markets. H.I.G. also manages a publicly traded BDC, WhiteHorse Finance.

•	H.I.G.’s real estate funds invest in value-added properties, which can benefit from improved asset management practices.

•	H.I.G. Infrastructure focuses on making value-add and core plus investments in the infrastructure sector.

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Since its founding in 1993, H.I.G. has invested in and managed more than 400 companies worldwide. The firm’s current portfolio includes more than 100 companies with combined sales in excess of $53 billion. For more information, please refer to the H.I.G. website at www.higcapital.com.

*Based on total capital raised by H.I.G. Capital and its affiliates.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning ZimVie’s expectations, plans, prospects and product and service offerings, including expected benefits, opportunities, and other prospects if the spine business is divested. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the sale of the spine business and the risk that the transaction may not be completed in a timely manner or at all; the possibility that any or all of the conditions to the consummation of the sale of the spine business may not be satisfied or waived; the effect of the announcement or pendency of the transaction on ZimVie’s ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; and risks related to diverting management’s attention from ZimVie’s ongoing business operations and uncertainties and matters beyond the control of management. For a list and description of other such risks, uncertainties, and changes in circumstances, see ZimVie’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in ZimVie’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and ZimVie disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

Media Contact Information:

ZimVie

Laura Driscoll • Laura.Driscoll@ZimVie.com

(774) 284-1606

Investor Contact Information:

Gilmartin Group LLC

Marissa Bych • Marissa@gilmartinir.com

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H.I.G. Capital

Mike Gallagher • mgallagher@higcapital.com

(305) 379-2322

Bruce Robertson • brobertson@higcapital.com

(305) 379-2322

Gwen Watanabe • gwatanabe@higcapital.com

(305) 379-2322

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